Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Victory Energy Corporation (the “Company”) on Form 10-QSB for the period ending June 30, 2006 (the “Report”), Jon Fullenkamp, Principal Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirement of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the Company’s financial position and results of operations.

Victory Energy Corporation

Date: August 17, 2006	By:	/s/ Jon Fullenkamp

Principal Executive Officer
Principal Financial and
Accounting Officer